                           SHARE PURCHASE AGREEMENT

                           dated as of May 30, 2001

                                    between

                            TELENOR EAST INVEST AS

                                      and

                               OVERTURE LIMITED

SCHEDULE 3.01(d)(ii)            PURCHASER'S CONSENTS AND APPROVALS

SCHEDULE 3.01(g)                PURCHASER'S BROKERS

SCHEDULE 3.02(d)(ii)            SELLER'S CONSENTS AND APPROVALS

Schedule 6.11(a)(i)             FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER
                                & FLOM LLP AS TO NEW YORK LAW

Schedule 6.11(a)(ii)            FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER
                                & FLOM LLP AS TO RUSSIAN LAW

Schedule 6.11(b)                FORM OF OPINION OF CONYERS DILL & PEARMAN AS TO
                                BERMUDA LAW

Schedule 7.09(a)(i)             FORM OF OPINION OF COUDERT BROTHERS AS TO NEW
                                YORK LAW

Schedule 7.09(a)(ii)            FORM OF OPINION OF COUDERT BROTHERS AS TO
                                RUSSIAN LAW

Schedule 7.09(b) FORM OF OPINION OF GENERAL COUNSEL OF TELENOR ASA AS TO NORWEGIAN LAW


EXHIBIT A                       INDIVIDUAL SHARE PURCHASE AGREEMENT

SCHEDULE 1 TO EXHIBIT A         LIST OF DOCUMENTS REQUIRED FROM THE SELLER

SCHEDULE 2 TO EXHIBIT A         LIST OF DOCUMENTS REQUIRED FROM THE PURCHASER

SCHEDULE 3 TO EXHIBIT A         FORM OF TRANSFER ORDER

                               TABLE OF CONTENTS

ARTICLE I    DEFINITIONS AND INTERPRETATION..........................................................5
1.01     Definitions.................................................................................5
1.02     Interpretation..............................................................................10
ARTICLE II   PURCHASE OFSHARES.......................................................................11
2.01     Sale and Purchase of Shares.................................................................11
2.02     Closing.....................................................................................11
2.03     Consideration to be Delivered...............................................................12
ARTICLE III  REPRESENTATIONS AND WARRANTIES..........................................................13
3.01     Representations and Warranties of Purchaser.................................................13
3.02     Representations and Warranties of Seller....................................................14
ARTICLE IV   COVENANTS OF SELLER.....................................................................16
4.01     Exclusivity; No Solicitations...............................................................16
4.02     Fulfillment of Conditions...................................................................17
ARTICLE V COVENANT OF PURCHASER......................................................................17
ARTICLE VI CONDITIONS PRECEDENT TO THE PURCHASER'S
           OBLIGATIONS...............................................................................17
6.01     Representations and Warranties..............................................................17
6.02     Performance.................................................................................17
6.03     Conditions Precedent to Company Closing.....................................................17
6.04     Orders and Laws.............................................................................18
6.05     Regulatory Consents and Approvals...........................................................18
6.06     Consents....................................................................................18
6.07     Secretary's Certificate.....................................................................18
6.08     Appointment of Agent for Service of Process.................................................19
6.09     Shares......................................................................................19
6.10     Seller's Wire Instruction...................................................................19
6.11     Legal Opinions..............................................................................19
6.12     Sberbank Restructuring......................................................................19
ARTICLE VII CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS.........................................19
7.01     Representations and Warranties..............................................................20
7.02     Performance.................................................................................20
7.03     Conditions Precedent to Company Closing.....................................................20
7.04     Orders and Laws.............................................................................20
7.05     Regulatory Consents and Approvals...........................................................20
7.06     Consents....................................................................................20
7.07     Secretary's Certificate.....................................................................21
7.08     Appointment of Agent for Service of Process.................................................21
7.09     Legal Opinions..............................................................................21
7.10     Registration Documents......................................................................21
7.11     Sberbank Restructuring......................................................................21
7.12     Account with the Registrar..................................................................21
ARTICLE VIII MISCELLANEOUS...........................................................................22
8.01     Indemnification.............................................................................22
8.02     Termination.................................................................................22
8.03     Effect of Termination.......................................................................22
8.04     Entire Agreement............................................................................23
8.05     Waiver......................................................................................23
8.06     No Third Party Beneficiary..................................................................23
8.07     Assignment..................................................................................23
8.08     Expenses....................................................................................23
8.09     Notice......................................................................................24
8.10     Public Announcements........................................................................25
8.11     Confidentiality.............................................................................25
8.12     Counterparts................................................................................26
8.13     Amendment...................................................................................26



8.14     Consent to Jurisdiction and Service of Process..............................................26
8.15     Survival....................................................................................28
8.16     Invalid  Provisions.........................................................................28
8.17     Governing Law...............................................................................28

     SHARE PURCHASE AGREEMENT dated as of May 30, 2001 between TELENOR EAST INVEST AS, a company organized and existing under the laws of Norway with its registered office at Keysers Gate 13, N-0130 Oslo, Norway (the "Purchaser"), and OVERTURE LIMITED, an exempted limited company organized under the laws of Bermuda with its registered office at 12 Par-la-Ville Road, Hamilton HM 08, Bermuda (the "Seller").

                                  WITNESSETH

     WHEREAS, the Seller wishes to sell such number of shares of common stock, par value 0.005 rubles per share (collectively, the "Shares"), of Open Joint Stock Company "Vimpel-Communications", an open joint stock company organized and existing under the laws of the Russian Federation (the "Company"), as is determined pursuant to Section 2.01; and

     WHEREAS, the Purchaser wishes to purchase the Shares from the Seller, in each case, on and subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:


                  ARTICLE I    DEFINITIONS AND INTERPRETATION

1.01  Definitions
      -----------

      As used herein, the following terms shall have the following meanings:

      "Actions or Proceedings" shall mean any action, suit, proceeding or arbitration commenced, brought, conducted or heard by or before any Governmental or Regulatory Authority.

      "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person, including, if such Person is an individual, any relative or spouse of such Person, or any relative of such spouse of such Person, any one of whom has the same home as such Person, and also including any trust or estate for which any such Person or Persons specified herein, directly or indirectly, serves as a trustee, executor or in a similar capacity (including, without limitation, any protector or settler of a trust) or in which such Person or Persons specified herein, directly or indirectly, has a substantial beneficial interest and any Person who is controlled by any such trust or estate. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by Contract or otherwise) of any such Person.

      "Agreement" shall mean this Share Purchase Agreement and the Schedules and Exhibits hereto.

      "Assets and Properties" shall mean, with respect to any Person, all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, used, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, Investments, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

      "Bee Line Fund" shall mean "Bee Line" Non-Profit Fund (known in Russian and formerly known in English as the Fund for Non-Commercial Programs "Bee Line"), a non-profit organization organized and existing under the laws of the Russian Federation.

      "Board" shall mean the Board of Directors of the Company.

      "Business Day" shall mean a day other than a Saturday, a Sunday or any day on which banks located in New York, New York, Oslo, Norway, London, England or Moscow, Russia are authorized or obliged to close.

      "Charter" shall mean the charter (ustav) of the Company, as registered with the MRC on August 23, 1996, and as amended on October 3, 1996 (approved by the Board on September 30, 1996), December 17, 1996 (approved by the Board on November 20, 1996), December 17, 1996 (approved by the GMS on November 29,
1996), September 3, 1998 (approved by the GMS on June 16, 1998), February 22, 1999 (approved by the GMS on January 29, 1999), July 7, 1999 (approved by the GMS on June 11, 1999), July 22, 1999 (approved by the Board on July 6, 1999), July 31, 2000 (approved by the GMS on June 30, 2000) and September 20, 2000 (approved by the Board on August 24, 2000).

      "Closing" shall have the meaning specified in Section 2.02.

      "Closing Date" shall mean the date on which the Company Closing is scheduled to occur.

      "Commission" shall mean the Commission of the European Communities.

      "Common Stock" shall mean the shares of common stock of the Company, as defined in Section 6.1 of the Charter.

      "Company" shall have the meaning specified in the first recital hereto.

      "Company Closing" shall mean the Closing under (and as defined in) the Primary Agreement.

      "Contract" shall mean any agreement, letter of intent, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract or understanding (whether written or oral), in each case, to the extent legally binding.

      "Controlled Affiliate" shall mean, with respect to any Person, any Affiliate of such Person in which such Person owns or controls, directly or indirectly, more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body thereof or more than fifty percent (50%) of the partnership or other ownership interests therein (other than as a limited partner).

      "Eco Telecom" shall mean Eco Telecom Limited, a company organized and existing under the Laws of Gibraltar.

      "Eco Telecom Preferred Stock Purchase Agreement" shall mean the Share Purchase Agreement dated as of the date hereof between the Seller and Eco Telecom with respect to shares of preferred stock of the Company and shares of Common Stock.

      "Equity Interest" in a Person shall mean any share of capital stock of such Person, or any partnership interest or other ownership interest in such Person.

      "FCSM" shall mean the Federal Commission for the Securities Market of the Russian Federation (Federalnaya komissiya po rynku tsennikh bumag Rossiiskoy Federatsii or "FKTsB"), or any successor thereto, including any applicable territorial agent thereof.

      "Final Date" shall mean the date which is five (5) Business Days after November 30, 2001, or such later date as may be determined in accordance with the Primary Agreement, but in no event later than December 31, 2001.

      "Glavsotkom" shall mean Glavsotkom LLC, a limited liability company organized and existing under the Laws of the Russian Federation.

      "GMS" shall mean the general meeting of the shareholders (obschee sobraniye aktsionerov) of the Company, as defined in Article 9 of the Charter.

      "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or other competent authority of the Russian Federation, any other country or any state, as well as any county, city or other political subdivision of any of the foregoing.

      "Indemnified Party" shall have the meaning specified in Section 8.01.

      "Indemnifying Party" shall have the meaning specified in Section 8.01.

      "Individual Share Purchase Agreement" shall mean a share purchase agreement substantially in the form attached hereto as Exhibit A, to be executed by the Purchaser and the Seller.

      "Intellectual Property" shall mean patents and patent rights, licenses, inventions, copyrights and copyright rights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, service names and service name rights, brand names, processes formulae, trade dress, business and product names, logos, slogans, industrial models, processes, designs, methodologies, software programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

      "Investments" shall mean all debentures, notes and other evidences of indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures, general and limited partnerships, and other Persons, mortgage loans and other investment or portfolio assets owned of record or beneficially by a Person (other than (a) any direct or indirect subsidiaries of the Company or any ownership interests therein and (b) any short-term trade receivables generated in the ordinary course of business).

      "Laws" shall mean all laws, decrees, resolutions, instructions, statutes, rules, regulations, acts, ordinances and other pronouncements having the effect of law or regulation of the Russian Federation, or any other country or any state, as well as any county, city or other political subdivision of any of the foregoing.

      "Licenses" shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority, including, without limitation, all Telecom Licenses.

      "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

      "MAMP" shall mean the Ministry for Anti-Monopoly Policy and Support for Entrepreneurship of the Russian Federation (Ministerstvo Rossiiskoy Federatsii po Antimonopolnoy politike i podderzhke predprinimatelstva), or any successor thereto, including any applicable territorial agent thereof.

      "MRC" shall mean the Moscow Registration Chamber (Moskovskaya registratsionnaya palata), or any successor thereto.

      "Option" shall mean, with respect to any Person, any security, right, subscription, warrant, option, phantom stock right or other Contract that gives the right to (a) purchase or otherwise receive or be issued any Equity Interest in such Person or any security of any kind convertible into or exchangeable or exercisable for any Equity Interest in such Person or (b) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of any Equity Interest in such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any Equity Interests in such Person are voted.

      "Order" shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority.

      "Party" shall mean either of the Purchaser or the Seller, and the plural thereof shall refer to each of them collectively.

      "Person" shall mean any natural person, corporation, general partnership, simple partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority, whether incorporated or unincorporated.

      "Primary Agreement" shall mean the Primary Agreement dated as of the date hereof between and among Eco Telecom, the Purchaser and the Company.

      "Principal Agreements" shall have the meaning specified in the Primary Agreement.

      "Purchase Price" shall mean the aggregate purchase price to be paid for the Shares.

      "Purchaser" shall have the meaning specified in the preamble hereto.

      "Registrar" shall mean Closed Joint Stock Company "National Registry Company" (Natsionalnaya Registratsionnaya Kompaniya), a closed joint stock company organized under the Laws of the Russian Federation and the duly appointed shareholder registrar of the Company, or any successor thereto.

      "Sberbank" shall mean Sberegatelny Bank of the Russian Federation, a commercial bank organized as an open joint stock company and existing under the Laws of the Russian Federation.

      "Sberbank Loan Agreements" shall mean, collectively, the Non-Revolving Credit Facility Agreement No. 9063 dated April 28, 2000 between Sberbank and the Company and Amendment No. 1 to Non-Revolving Credit Facility Agreement No. 9063 dated July 20, 2000 between Sberbank and the Company.

      "Sberbank Pledge Agreements" shall mean, collectively, the Agreement on Pledge of Securities No. 3-9063/2-06 dated January 18, 2001 between Sberbank and the Bee Line Fund, the Agreement on Pledge of Securities No. 3-9063/2-05 dated January 18, 2001 between Sberbank and the Bee Line Fund, the Agreement on Pledge of Securities No. 3-9063/2-04 dated July 21, 2000 between Sberbank and the Bee Line Fund, the Additional Agreement No. 1 to the Agreement on Pledge of Securities No. 3-9063/2-04 between Sberbank and the Bee Line Fund dated January 18, 2001, the Agreement on Pledge of Securities No. 3-9063/2-03 dated July 21, 2000 between Sberbank and Glavsotkom, the Securities Pledge Termination Agreement No. 3-9063/2-03 dated January 18, 2001 between Sberbank and Glavsotkom, the Agreement on Pledge of Securities No. 3-9063/2-02 dated July 3, 2000 between Sberbank and the Bee Line Fund, the Agreement on Pledge of Securities No. 3-9063/2-01 dated July 3, 2000 between Sberbank and Glavsotkom, the Securities Pledge Termination Agreement No. 3-9063/2-01 dated January 18, 2001 between Sberbank and Glavsotkom and the Agreement on Pledge of Property No. 3-9063/1 dated May 18, 2000 between Sberbank and Public Joint Stock Company "KB Impuls".

      "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "SEC" shall mean the Securities and Exchange Commission of the United States of America, or any successor thereto.

      "Seller" shall have the meaning specified in the preamble hereto.

      "Shares" shall have the meaning specified in the first recital hereto.

      "Telecom Licenses" shall have the meaning specified in the Primary Agreement.

      "Transfer Order" shall mean a transfer order (peredatochnoye rasporyazhenie) substantially in the form of Schedule 3 to Exhibit A.

      "UNCITRAL Rules" shall have the meaning specified in Section 8.14(a).

      "US Dollars" and "US$" shall mean the lawful currency of the United States of America.

1.02  Interpretation
      --------------

      Unless the context of this Agreement otherwise requires, the following rules of interpretation shall apply to this Agreement:

      (a) the singular shall include the plural, and the plural shall include the singular;

      (b) words of any gender shall include each other gender;

      (c) the words "hereof, "herein", "hereby", "hereto" and similar words refer to this entire Agreement and not to any particular Section or any other subdivision of this Agreement;

      (d) a reference to any "Article", "Section", "Schedule" or "Exhibit" is a reference to a specific Article or Section of, or Schedule or Exhibit to, this Agreement;

      (e) a reference to any law, statute, regulation, notification or statutory provision shall include any amendment, modification or re-enactment thereof, any regulations promulgated thereunder from time to time, and any interpretations thereof from time to time by any regulatory or administrative authority;

      (f) a reference to any agreement, instrument, contract or other document shall include any amendment, amendment and restatement, supplement or other modification thereto;

      (g) a reference to any Person shall include such Person's successors and permitted assigns under any agreement, instrument, contract or other document; and

      (h) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

                       ARTICLE II    PURCHASE OF SHARES

2.01  Sale and Purchase of Shares
      ---------------------------

      On and subject to the terms and conditions set forth herein, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller at the Closing, at a price of US$20.00 per Share, such number of Shares (which shall not be more than 1,237,113 Shares) as is determined pursuant to the following formula:

       Number of Shares = A - (B + C)

     where

     A = 25% + 13 shares of the Company's voting capital stock (calculated on a fully diluted basis as at the Closing Date);

     B = Number of shares of Common Stock which the Purchaser is obligated to purchase pursuant to the Primary Agreement; and

     C = Number of shares of Common Stock which the Purchaser owns immediately prior to the Closing;

provided that the Seller shall have no obligation to sell to the Purchaser more than 1,237,113 Shares.

     Promptly following its receipt of such information pursuant to Section 2.02(a) of the Primary Agreement, the Purchaser shall notify the Seller in accordance with Section 8.09 of the number of shares of Common Stock which the Purchaser is obliged to purchase pursuant to the Primary Agreement.

2.02  Closing
      -------

      (a) The consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at 10:00 a.m. (Moscow time) at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Company, located at Ducat Place II, 7 Ulitsa Gasheka, 123056 Moscow, Russian Federation, on the Closing Date simultaneously with the Company Closing and the Closing under the Eco Telecom Preferred Stock Purchase Agreement. The Purchaser shall notify the Seller in accordance with Section 8.09 of (i) the proposed date of the Closing at least eight (8) Business Days prior to such date and (ii) the actual date of the Closing at least three (3) Business Days prior to such date. The Parties are committed to taking all necessary action so that the Closing Date will occur no later than the Final Date.

      (b) At the Closing, each and all of the following actions shall take place, all of which shall be considered to be taking place simultaneously and none of which shall be considered to have taken place until and unless all of such actions shall have taken place:

             (i) the Seller shall deliver to the Purchaser a certificate to the effect that the representations and warranties of the Seller contained in this Agreement are true and correct on and as of the Closing Date;

             (ii) the Seller shall deliver to the Purchaser a certificate to the effect that all of the conditions precedent to the obligations of the Purchaser under this Agreement have been satisfied (or waived by the Seller);

             (iii) the Purchaser shall deliver to the Seller a certificate to the effect that the representations and warranties of the Purchaser contained in this Agreement are true and correct on and as of the Closing Date;

             (iv) the Purchaser shall deliver to the Seller a certificate to the effect that the conditions precedent to the obligations of the Seller under this Agreement have been satisfied (or waived by the Purchaser);

             (v) the Seller and the Purchaser shall execute and deliver the Individual Share Purchase Agreement;

             (vi) the Seller and the Purchaser shall execute and the Seller shall deliver (i) the duly executed Transfer Order to the Registrar and (ii) a notarized copy of the duly executed Transfer Order to the Purchaser;

             (vii) the Purchaser shall deliver to the Seller a copy of the payment order for the Purchase Price in accordance with Section 2.02, stamped as proof of execution by the Purchaser's bank;

             (viii) the Seller shall receive an extract from the Seller's bank account confirming credit to the Seller's bank account of the Purchase Price stamped by the Seller's bank;

             (ix) the Seller and the Purchaser shall execute two (2) originals of a notice to the FCSM meeting the requirements of Article 29 of the Federal Law of 22 April 1996 No. 39-FZ "On the Securities Market" regarding the sale by the Seller and the purchase by the Purchaser of the Shares; and

             (x) the Purchaser and the Seller shall execute a cross-receipt evidencing their respective receipt of the Shares, the Purchase Price and the various documents set forth above and the completion of the Closing.

2.03  Consideration to be Delivered
      -----------------------------

      Subject to the terms and conditions hereof and in consideration of the sale and transfer to the Purchaser by the Seller of the Shares, on the Closing Date, the Purchaser shall pay to the Seller as consideration for the Shares being sold by the Seller by wire transfer, in immediately available funds, to a bank account designated in writing by the Seller pursuant to Section 6.10, the Purchase Price.

                 ARTICLE III    REPRESENTATIONS AND WARRANTIES

3.01  Representations and Warranties of Purchaser
      -------------------------------------------

      The Purchaser represents and warrants to the Seller that, on and as of the date of this Agreement and on and as of the Closing Date:

      (a) The Purchaser is a company duly organized and validly existing as a legal entity under the Laws of Norway and has all requisite corporate and other power and authority to carry on its business as now being and heretofore conducted and to own, use, lease, operate and dispose of the Assets and Properties which it currently owns, uses, leases and operates.

      (b) The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, provided, that the Purchaser must obtain the approval of the MAMP and the Commission to consummate the Purchaser's acquisition of the Shares and the performance of the Purchaser's obligations under the other Principal Agreements to which it is a party. The execution and delivery of this Agreement by the Purchaser, and the performance by the Purchaser of its obligations hereunder have been duly and validly authorized and no other corporate action on the part of the Purchaser, its board of directors or its shareholders is necessary therefore.

      (c) This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights and remedies generally and by general equitable principles (whether applied by a court of law or equity).

      (d) The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not:

            (i) conflict with or result in a violation or breach of any of the terms or conditions of the Purchaser's constitutive documents;

            (ii) subject to obtaining the consents, approvals and actions, making the filings and giving the notices specified in Schedule 3.01(d)(ii), conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Purchaser or any of its Assets and Properties;

            (iii) conflict with, constitute a breach of or result in a default under any Contract or License to which the Purchaser is a party or by which any of its Assets and Properties is bound; or

            (iv) conflict with any of the Company's internal policies and/or procedures, including without limitation, any policy with respect to insider trading.

      (e) Except as specified in Schedule 3.01(d)(ii), no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Purchaser is required in connection with the Purchaser's execution, delivery or performance of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby.

      (f) There are no Actions or Proceedings pending or, to the knowledge of the Purchaser, threatened against, the Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order which (i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (ii) restrains, enjoins or otherwise prohibits or makes illegal the consummation of any of the transactions contemplated by this Agreement or (iii) would otherwise result in a material impairment of the Seller's rights under this Agreement.

      (g) Except as specified in Schedule 3.01(g), all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Purchaser directly with the Seller without the intervention of any Person on behalf of the Purchaser in such manner as to give rise to any valid claim by any Person against the Seller for any finder's fee, brokerage commission or similar payment.

      (h) The Purchaser is acquiring the Shares for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any distribution thereof or with any present intention of selling, distributing or otherwise disposing of such Shares, except in compliance with the Securities Act and all other applicable securities Laws.

      (i) The Purchaser (a) possesses such knowledge and experience in financial and business matters as to enable it to evaluate the merits and risks of its investment in the Shares, (b) understands and is able to bear the economic risk involved in acquiring the Shares, including any loss relating to or arising out of such investment, (c) understands that, as of the date of this Agreement, the Shares are not registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, any "U.S. person", as such term is defined in Rule 902 of Regulation S under the Securities Act, except pursuant to an effective registration statement under the Securities Act, in accordance with Regulation S under the Securities Act or pursuant to another applicable exemption from the registration requirements of the Securities Act, (d) is not a "U.S. person" (as so defined) and is not acquiring any Shares for the account or benefit of any "U.S. person" (as so defined), (e) acknowledges and agrees that the offer and sale of the Shares to the Purchaser have taken place outside of the United States or any of its territories or possessions and (f) has not engaged in any directed selling efforts (as defined in Rule 902 of Regulation S) with respect to the Shares.

3.02  Representations and Warranties of Seller
      ----------------------------------------

      The Seller represents and warrants to the Purchaser that, on and as of the date of this Agreement and on and as of the Closing Date:

      (a) The Seller is duly organized and validly existing as an exempted company limited by shares under the laws of Bermuda and has all requisite corporate and other power and authority to carry on its business as now being and heretofore conducted and to own, use, lease, operate and dispose of the Assets and Properties which it currently owns, uses, leases and operates.

      (b) The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby, including, without limitation, to sell the Shares to the Purchaser. The execution and delivery of this Agreement by the Seller and the performance by the Seller of its obligations hereunder have been duly and validly authorized, and no other corporate action on the part of the Seller, its board of directors or its shareholders is necessary therefor.

      (c) This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and by general equitable principles (whether applied by a court of law or equity).

      (d) The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby will not:

            (i) conflict with or result in a violation or breach of any of the terms or conditions of any of the Seller's constitutive documents;

            (ii) subject to obtaining the consents, approvals and actions, making the filings and giving the notices specified in Schedule 3.02(d)(ii), conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Seller or any of its Assets and Properties; or

            (iii)  subject to obtaining the third party consents specified in
Schedule 3.02(d)(ii), conflict with or constitute a breach of or result in a default under any Contract or License to which the Seller is a party or by which any of its Assets and Properties (including, without limitation, any Shares) is bound.

      (e) Except as specified in Schedule 3.02(d)(ii), no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Seller is required in connection with the Seller's execution, delivery or performance of this Agreement or the consummation by the Seller of the transactions contemplated hereby.


      (f) There are no Actions or Proceedings pending or, to the knowledge of the Seller, threatened against, the Seller or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order which
(i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (ii) restrains, enjoins or otherwise prohibits or makes illegal the consummation of any of the transactions contemplated by this Agreement or
(iii) would otherwise result in a material impairment of the Purchaser's rights under this Agreement.

      (g) To the best of the knowledge of the Seller, the Shares (i) have been duly authorized and validly issued, and (ii) were properly registered with the appropriate authorities competent for registration of the issuance thereof. The Shares are not subject to any preemptive or similar rights with respect to the Company or any other Person. All of the Shares are uncertificated.

      (h) On the Closing Date, the Seller will have, good and marketable title to the Shares, free and clear of all Liens, equities and claims of any nature, and the Seller will have full right, power and authority to sell, assign, transfer and deliver the Shares to the Purchaser. Except for this Agreement, on the Closing Date, there are not any outstanding Options with respect to any of the Shares. Upon registration of the Shares in the name of the Purchaser in the register of the Company's shareholders, against payment therefor in accordance with the terms of this Agreement, good and valid title to the Shares, free and clear of all Liens, equities and claims of any nature, will be transferred to the Purchaser.

      (i) The Shares were originally acquired by the Seller in compliance with all applicable United States federal and state securities laws and will be transferred to the Purchaser in compliance with all applicable United States federal and state securities laws. The Seller has not made any "directed selling efforts", as such term is defined in Rule 902 of Regulation S under the Securities Act, in the United States in connection with the offer and sale of the Shares to the Purchaser under this Agreement.

      (j) All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Seller directly with the Purchaser without the intervention of any Person on behalf of the Seller in such manner as to give rise to any valid claim by any Person against the Purchaser for any finder's fee, brokerage commission or similar payment.

      (k) The Seller has disclosed to the Purchaser all material facts relating to the Seller's title to the Shares. No written information provided to the Purchaser by the Seller or its counsel, and no statement contained in this Agreement or in any Schedule contains any untrue statement of a material fact.

                      ARTICLE IV     COVENANTS OF SELLER

      The Seller covenants and agrees with the Purchaser that, at all times from and after the date hereof until the Closing, the Seller will comply with all covenants and provisions of this Article IV.

4.01  Exclusivity; No Solicitations
      -----------------------------

      The Seller will not take, nor will it permit any of its Affiliates (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on its behalf or on behalf of any such Affiliate) to take, directly or indirectly, any action to initiate, assist, solicit, negotiate, encourage or accept any offer or inquiry from any Person (or any Person known by the Seller to be acting on behalf of another Person) to engage in, reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for the transfer, assignment, pledge, acquisition or other disposition of any of the Shares, other than as disclosed herein or in the Schedules with respect to the Seller's acquisition of the Shares. If the Seller (or any Person acting for or on its behalf) receives from any Person any offer, inquiry or informational request relating to any transaction of this type referred to in this Section 4.01, the Seller will promptly advise such Person, by written notice, of the terms of this
Section 4.01 and, in each case, will promptly advise the Purchaser in writing of such offer, inquiry or request and, if such offer, inquiry or request is in writing, deliver a copy thereof to the Purchaser.

4.02  Fulfillment of Conditions
      -------------------------

      The Seller shall take all steps necessary and proceed diligently and in good faith to satisfy each condition precedent contained in Article VI which is required to be fulfilled by it, and shall immediately notify the Purchaser if the Seller is unable to satisfy any such condition precedent.

                        ARTICLE V COVENANT OF PURCHASER

      The Purchaser covenants and agrees with the Seller that, at all times from and after the date hereof until the Closing, the Purchaser shall take all steps necessary and proceed diligently and in good faith to satisfy each condition precedent contained in Article VII which is required to be fulfilled by it, and shall immediately notify the Seller if the Purchaser is unable to satisfy any such condition precedent.

                  ARTICLE VI    CONDITIONS PRECEDENT TO THE
                            PURCHASER'S OBLIGATIONS

      All obligations of the Purchaser under this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Purchaser in writing):

6.01  Representations and Warranties
      ------------------------------

      The Seller's representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date.

6.02  Performance
      -----------

      The Seller shall have fully performed and complied with its obligations under Article IV.

6.03  Conditions Precedent to Company Closing
      ---------------------------------------

      All conditions precedent to the obligations of the Company, the Purchaser and Eco Telecom under the Primary Agreement shall have been fulfilled (or waived by the Company, the Purchaser or Eco Telecom, as the case may be).

6.04  Orders and Laws
      ---------------

      There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to result in a material impairment of the rights of the Purchaser under this Agreement and there shall not be pending on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to the Purchaser or the Seller or the transactions contemplated by this Agreement or any such Law.

6.05  Regulatory Consents and Approvals
      ---------------------------------

      All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority specified in Schedule 3.01(d)(ii) which are required to have been obtained, made or given (as applicable) by the Purchaser or the Seller, as the case may be, pursuant to applicable Law and are necessary for the performance of the obligations of the Purchaser or the Seller, as the case may be, under this Agreement (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents, approvals, actions, filings or notices can only be effected on or after the Closing) and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority shall have occurred.

6.06  Consents
      --------

      All necessary third party consents (or in lieu thereof, waivers) and agreements specified in Schedule 3.01(d)(ii) (a) shall have been obtained, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents can only be effected on or after the Closing) and (c) shall be in full force and effect.

6.07  Secretary's Certificate
      -----------------------

      The Seller shall have delivered to the Purchaser a certificate of the secretary of the Seller as to the incumbency of, and such other documents as are necessary to evidence the signatory authority of, the Person or Persons executing this Agreement, the Individual Share Purchase Agreement, the Transfer Order and all other documents required to be delivered hereunder on behalf of the Seller, attached to which are true and correct copies of the Seller's memorandum of association and bye-laws and resolutions of the Seller's board of directors authorizing the Seller's execution, delivery and performance of this Agreement and the sale of the Shares in accordance with the terms hereof.

6.08  Appointment of Agent for Service of Process
      -------------------------------------------

      The Seller shall have delivered to the Purchaser evidence of the Seller's appointment of an agent for service of process in accordance with Section 8.14(c) and such agent's acceptance of such appointment.

6.09  Shares
      ------

      The Seller shall have delivered to the Purchaser (a) the documents listed in Schedule 1 to Exhibit A (as applicable) and (b) an extract from the register of the Company's shareholders, as maintained by the Registrar, dated the Closing Date, showing the Seller as the owner of the Shares, free and clear of all Liens.

6.10  Seller's Wire Instruction
      -------------------------

      The Seller shall have delivered (or caused to be delivered) to the Purchaser at least three (3) Business Days prior to the Closing Date the Seller's instruction for the wire transfer of the Purchase Price.

6.11  Legal Opinions
      --------------

      The Purchaser shall have received (a) opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special New York and Russian counsel to the Seller, substantially in the forms attached as Schedules 6.11(a)(i) and (ii), and (b) an opinion of Conyers Dill & Pearman, special Bermuda counsel to the Seller, substantially in the form attached as Schedule 6.11(b).

6.12  Sberbank Restructuring
      ----------------------

      The Company shall have secured the release of all Liens on the shares of Common Stock owned by the Bee Line Fund and pledged to Sberbank by the Bee Line Fund, and the Company shall have delivered to the Seller and the Purchaser a certified copy of each of (a) the executed agreements and other documents amending the Sberbank Loan Agreements and the Sberbank Pledge Agreements and (b) an extract from the register of the Company's shareholders maintained by the Registrar evidencing the release of the shares of Common Stock owned by the Bee Line Fund from the Liens created by the Sberbank Pledge Agreements.


               ARTICLE VII CONDITIONS PRECEDENT TO THE SELLER'S
                                  OBLIGATIONS

      All obligations of the Seller under this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Seller in writing).

7.01  Representations and Warranties
      ------------------------------

      The Purchaser's representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date.

7.02  Performance
      -----------

      The Purchaser shall have fully performed and complied with its obligations under Article V.

7.03  Conditions Precedent to Company Closing
      ---------------------------------------

      All conditions precedent to the obligations of the Company, the Purchaser and Eco Telecom under the Primary Agreement shall have been fulfilled (or waived by the Company, the Purchaser or Eco Telecom, as the case may be).

7.04  Orders and Laws
      ---------------

      There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to result in a material impairment of the rights of the Seller under this Agreement and there shall not be pending on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to the Purchaser or the Seller or the transactions contemplated by this Agreement of any such Law.

7.05  Regulatory Consents and Approvals
      ---------------------------------

      All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority specified in Schedule 3.02(d)(ii) which are required to have been obtained, made or given (as applicable) by the Purchaser or the Seller, as the case may be, pursuant to applicable Law and are necessary for the performance of the obligations of the Purchaser or the Seller, as the case may be, under this Agreement (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents, approvals, actions, filings or notices can only be effected on or after the Closing) and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority shall have occurred.

7.06  Consents
      --------

      All necessary third party consents (or in lieu thereof waivers) and agreements specified in Schedule 3.02(d)(ii) (a) shall have been obtained, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents can only be effected on or after the Closing) and (c) shall be in full force and effect.

7.07  Secretary's Certificate
      -----------------------

      The Purchaser shall have delivered to the Seller a certificate of the secretary of the Purchaser as to the incumbency of, and such other documents as are necessary to evidence the signatory authority of, the Person or Persons executing this Agreement, the Individual Share Purchase Agreement, the Transfer Order, the Purchase Price payment order and all other documents hereunder on behalf of the Purchaser, attached to which are true and correct copies of the Purchaser's constitutive documents and resolutions of the Purchaser's board of directors authorizing the Purchaser's execution, delivery and performance of this Agreement and the acquisition of the Shares in accordance with the terms hereof .

7.08  Appointment of Agent for Service of Process
      -------------------------------------------

      The Purchaser shall have delivered to the Seller evidence of the Purchaser's appointment of an agent for service of process in accordance with
Section 8.14(c) and such agent's acceptance of such appointment.

7.09  Legal Opinions
      --------------

      The Seller shall have received (a) opinions of Coudert Brothers, special New York and Russian counsel to the Purchaser, each in form attached as Schedules 7.09(a)(i) and (ii) and (b) an opinion of the General Counsel of Telenor ASA as to certain matters of Norwegian law in the form attached as
Schedule 7.09(b).

7.10  Registration Documents
      ----------------------

      The Purchaser shall have delivered to the Seller the documents listed in
Schedule 2 to Exhibit A (as applicable).

7.11  Sberbank Restructuring
      ----------------------

      The Company shall have secured the release of all Liens on the shares of Common Stock owned by the Bee Line Fund and pledged to Sberbank by the Bee Line Fund and the Company shall have delivered to the Seller and the Purchaser a certified copy of each of (a) the executed agreements and other documents amending the Sberbank Loan Agreements and the Sberbank Pledge Agreements and (b) an extract from the register of the Company's shareholders maintained by the Registrar evidencing the release of the shares of Common Stock owned by the Bee Line Fund from the Liens created by the Sberbank Pledge Agreements.

7.12  Account with the Registrar
      --------------------------

      The Purchaser shall have opened a personal account with the Registrar and such personal account shall remain open and operational on the Closing Date.

                        ARTICLE VIII     MISCELLANEOUS

8.01  Indemnification
      ---------------

      Each Party (the "Indemnifying Party") agrees to indemnify, defend and hold harmless the other Party (and its principals, officers, directors, employees, Affiliates and assigns) (the "Indemnified Party") from and against any and all losses, liabilities, damages, deficiencies, costs or expenses, including attorneys' fees, disbursements or other charges, based upon, arising out of, or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or undertaking of the Indemnifying Party contained in this Agreement, provided that the liability of each Party for indemnification under this Section 8.01 shall not exceed the lesser of (a) an amount equal to the total of such losses, liabilities, damages, deficiencies, costs or expenses indemnified against hereunder and (b) the Purchase Price. Each Party's indemnity hereunder shall be in addition to any liability to which the Indemnifying Party may otherwise be subject, provided that any recovery by the Indemnified Party from the Indemnifying Party in respect of a claim under this Section 8.01 shall be without duplication of any other recovery for such claim by the Indemnified Party from the Indemnifying Party.

8.02  Termination
      -----------

      This Agreement shall terminate and the transactions contemplated hereby shall be abandoned:

      (a) at any time prior to the Closing, by mutual written agreement of the Seller and the Purchaser;

      (b) at midnight (Moscow time) on the Final Date if the Closing has not occurred by such time; or

      (c) on the date on which a meeting of the shareholders of the Company is held at which a vote of such shareholders is conducted concerning the transactions contemplated by the Principal Agreements and such shareholders fail to approve such transactions as are required to be approved by such shareholders.

8.03  Effect of Termination
      ---------------------

      (a) If this Agreement is validly terminated pursuant to Section 8.02(a) or (c), this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Seller or the Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except that the provisions with respect to expenses in Section
8.08 and confidentiality in Section 8.11 will continue to apply following any such termination.

      (b) Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 8.02(b), the Seller will remain liable to the Purchaser for any breach of this Agreement by the Seller existing at the time of such termination, and the Purchaser will remain liable to the Seller for any breach of this Agreement by the Purchaser existing at the time of such termination, and the Seller or the Purchaser, as the case may be, may seek such remedies, including damages and legal fees, against the other Party with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity.

8.04  Entire Agreement
      ----------------

      This Agreement supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof, and contains the sole and entire agreement between the Parties with respect to the subject matter hereof.

8.05  Waiver
      ------

      Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative. No failure on the part of any Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.06  No Third Party Beneficiary
      --------------------------

      The terms and provisions of this Agreement are intended solely for the benefit of each Party and its successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person.

8.07  Assignment
      ----------

      Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns.

8.08  Expenses
      --------

      Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each of the Parties will pay its own costs and expenses, including, without limitation, legal fees, incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby; provided that each Party shall pay an equal portion of the fee charged by the Registrar to register the Shares in the name of Purchaser.

8.09  Notice
      ------

      All notices, requests and other communications hereunder, including any request for arbitration, must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by courier to the Parties at the following addresses or facsimile numbers:

(a) If to the Purchaser, to:


Telenor East Invest AS
Universitetsgaten 2
N-0130 Oslo
Norway

Facsimile No.: +47-22-779159
Attn: Henrik Torgersen

with a copy to:

Advokatene i Telenor
Universitetsgaten 2
0130 Oslo
Norway

Facsimile No.: +47-22-11-44-61
Attn:  Bjorn Hogstad

If to the Seller, to:

Overture Limited
Richmond House
12 Par-la-Ville Road
Hamilton HM 08
Bermuda

Facsimile No.:  +1-441-299-4979
Attn:  Laurence Aquilina-Scott

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Degtyarniy Pereulok 4, Building 1

103009 Moscow, Russian Federation

Facsimile: + (7) (095) 797 4601

Attention: Andre De Cort, Esq.


    All such notices, requests and other communications including any request for arbitration will: (a) if delivered personally to the address as provided in this section, be deemed given and effective upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this section, be deemed given and effective upon receipt, and (c) if delivered by courier in the manner described above to the address as provided in this section, be deemed given and effective upon confirmed receipt (in each case, regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this section). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving written notice specifying such change to the other Party.

8.10  Public Announcements
      --------------------

      At all times at or before the Closing, neither the Purchaser nor the Seller will issue or make any reports, statements or releases to the public or, generally, to the employees, customers, suppliers or other Persons to whom the Company sells goods or provides services or with whom the Company otherwise has significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other Party hereto, which consent shall not be unreasonably withheld. If any Party is unable to obtain the approval of its public report, statement or release from the other Party and such report, statement or release is, on the advice of legal counsel to such Party, required by Law or rule of any stock exchange in order to discharge such Party's disclosure obligations, then such Party may make or issue the legally required report, statement or release and promptly furnish the other Party with a copy thereof. The Purchaser and the Seller will also obtain each other's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transfer of the Shares contemplated by this Agreement.

8.11  Confidentiality
      ---------------

      Each Party will hold, and will use its best efforts to cause its Affiliates and their respective representatives to hold, in strict confidence from any Person (other than any such Affiliate or representative), unless (a) compelled to disclose by judicial or administrative process or by other requirements of Laws or (b) disclosed in an Action or Proceeding brought by a Party in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning (i) the other Party or any of its Affiliates furnished to it by such other Party or such other Party's representatives in connection with this Agreement or the transactions contemplated hereby and (ii) in the case of the Seller, all documents and information concerning the Company or any of its subsidiaries, except to the extent that such documents or information can be shown to have been (A) previously known by the Party receiving such documents or information, (B) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of the receiving Party or (C) later acquired by the receiving Party from another source if the receiving Party is not aware that such source is under an obligation to another Party to keep such documents and information confidential.

8.12  Counterparts
      ------------

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either Party may execute this Agreement by signing any such counterpart.

8.13  Amendment
      ---------

      This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.

8.14  Consent to Jurisdiction and Service of Process
      ----------------------------------------------

      (a) Any and all disputes and controversies arising under, relating to or in connection with this Agreement shall be settled by arbitration by a panel of three (3) arbitrators under the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules then in force (the "UNCITRAL Rules") in accordance with the following terms and conditions:

            (i) In the event of any conflict between the UNCITRAL Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

            (ii)   The place of the arbitration shall be Geneva, Switzerland.

            (iii) Where there is only one claimant party and one respondent party, each shall appoint one arbitrator in accordance with the UNCITRAL Rules, and the two arbitrators so appointed shall appoint the third (and presiding) arbitrator in accordance with the UNCITRAL Rules within thirty (30) days from the appointment of the second arbitrator. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the International Court of Arbitration of the International Chamber of Commerce, acting in accordance with such rules as it may adopt for this purpose. Where there is more than one claimant party, or more than one respondent party, all claimants and/or all respondents shall attempt to agree on their respective appointment(s). In the event that all claimants and all respondents cannot agree upon their respective appointment(s) within thirty (30) Business Days of the date of the notice of arbitration, all appointments shall be made by the International Court of Arbitration of the International Chamber of Commerce.

            (iv) The English language shall be used as the written and spoken language for the arbitration and all matters connected to the arbitration.

            (v) The arbitrators shall have the power to grant any remedy or relief that they deem just and equitable and that is in accordance with the terms of this Agreement, including specific performance, and including, but not limited to, injunctive relief, whether interim or final, and any such relief and any interim, provisional or conservatory measure ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction. Each Party retains the right to seek interim, provisional or conservatory measures from judicial authorities and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

            (vi) The award of the arbitrators shall be final and binding on the Parties.

            (vii) The award of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing Party in any competent jurisdiction.

     (b) Except for arbitration proceedings pursuant to Section 8.14(a), no action, lawsuit or other proceeding (other than the enforcement of an arbitration decision, an action to compel arbitration or an application for interim, provisional or conservatory measures in connection with the arbitration), shall be brought by or between the Parties in connection with any matter arising out of or in connection with this Agreement.

     (c) Each Party irrevocably appoints CT Corporation System, located on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, USA, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any judicial action, suit or proceeding permitted by Section 8.14(b) hereof, with the same effect as if such Party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the Party effecting such service shall also deliver a copy thereof on the date of such service to the other Party by facsimile as specified in Section 8.09. Each Party will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting, the affected Party will appoint a successor agent and attorney in New York reasonably satisfactory to the other Party, with like powers. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, in connection with any such action, suit or proceeding, and agrees that any such action, suit or proceeding may be brought in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this
Section 8.14 and shall not be deemed to be a general submission to the jurisdiction of said courts of or in the State of New York other than for such purpose. Each Party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other Party in any other jurisdiction in a manner not inconsistent with Section 8.14(b).

     (d) Each of the Purchaser and the Seller hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Agreement and each of the other Principal Agreements to which it is a party and in performing its obligations hereunder and thereunder, and each of the Purchaser and the Seller hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement and any of the other Principal Agreements and any other document or instrument contemplated hereby or thereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, and enforceability of judicial or arbitral awards.

8.15  Survival
      --------

      The Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Seller contained in this Agreement. All representations and warranties of the Parties contained in Article III shall survive the Closing and remain in effect for a period of eighteen (18) months following the Closing Date. In addition to the foregoing, the obligations of the Parties under this Article VIII shall survive the Closing and the termination of this Agreement.

8.16  Invalid Provisions
      ------------------

      If any provision contained in this Agreement or any other document executed in connection herewith is or shall become invalid, illegal or unenforceable in any jurisdiction, the invalidity, illegality or unenforceability of such provision in such jurisdiction shall not affect or impair the validity, legality or enforceability of (a) any other provision of this Agreement or any such other document in such jurisdiction or (b) such provision or any other provision of this Agreement or any such other document in any other jurisdiction.

8.17  Governing Law
      -------------

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date first above written.


                                   Purchaser
                                   ---------

                                   TELENOR EAST INVEST AS


                                   By /s/ Tron Ostby
                                      -----------------------------------
                                   Name: Tron Ostby
                                   Title: Attorney-in-Fact


                                   Seller
                                   ------

                                   OVERTURE LIMITED


                                   By /s/ Dmitri Borisovich Zimin
                                      ----------------------------------
                                   Name: Dmitri Borisovich Zimin
                                   Title: Attorney-in-Fact